Exhibit 3.1

Colorado Secretary of State
Date and Time: 06/29/2018 11:09 AM
Document must be filed electronically.	ID Number: 20161311456
Paper documents are not accepted.
Fees & forms are subject to change.	Document number: 20181520718
For more information or to print copies of filed documents, visit www.sos.state.co.us.	Amount Paid: $100.00

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Conversion

filed pursuant to § 7-90-201.7 (3) of the Colorado Revised Statutes (C.R.S.)

1.	For the converting entity, its ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

ID number	20161311456
(Colorado Secretary of State ID number)

Entity name or true name	Aspire BioScience, LLC

Form of entity	Limited Liability Company

Jurisdiction	Colorado

Street address	12635 E. Montview Blvd
(Street number and name)

Suite 100
	Aurora	CO	80045
	(City)	(State)	(ZIP/Postal Code)

United States
	(Province – if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

	(Province – if applicable)	(Country)

2.	The entity name of the resulting entity is	Aspire BioScience, Inc.
(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

3.	The converting entity has been converted into the resulting entity pursuant to section 7-90-201.7, C.R.S.

4.	(If applicable, adopt the following statement by marking the box and include an attachment.)
☐ This document contains additional information as provided by law.

5.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
	The delayed effective date and, if applicable, time of this document are	06/30/2018
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual’s act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6.	The true name and mailing address of the individual causing this document to be delivered for filing are

Mogelsvang	Soren
(Last)	(First)	(Middle)	(Suffix)

751 Grant Pl
(Street number and name or Post Office Box information)

Boulder	CO	80302
(City)	(State)	(ZIP/Postal Code)

United States.
(Province – if applicable)		(Country)

(If applicable, adopt the following statement by marking the box and include an attachment.)

☐	This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

Colorado Secretary of State
Date and Time: 06/29/2018 11:09 AM
Document must be filed electronically.	ID Number: 20161311456
Paper documents are not accepted.
Fees & forms are subject to change.	Document number: 20181520718
For more information or to print copies of filed documents, visit www.sos.state.co.us.	Amount Paid: $100.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1.	The domestic entity name for the corporation is	Aspire BioScience, Inc.

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2.	The principal office address of the corporation’s initial principal office is

Street address	12635 E. Montview Blvd
(Street number and name)

Suite 100
	Aurora	CO	80045
	(City)	(State)	(ZIP/Postal Code)

United States
	(Province – if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

.
	(Province – if applicable)	(Country)

3.	The registered agent name and registered agent address of the corporation’s initial registered agent are

Name	Mogelsvang	Soren
(if an individual)	(Last)	(First)	(Middle)	(Suffix)

or

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Street address	751 Grant Pl
(Street number and name)

	Boulder	CO	80302
	(City)	(State)	(ZIP/Postal Code)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

		CO	.
	(City)	(State)	(ZIP/Postal Code)

(The following statement is adopted by marking the box.)

☒	The person appointed as registered agent above has consented to being so appointed.

4.	The true name and mailing address of the incorporator are

Name	Soren	Mogelsvang
(if an individual)	(Last)	(First)	(Middle)	(Suffix)

or

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Mailing address	751 Grant Pl
(Street number and name or Post Office Box information)

	Boulder	CO	80302
	(City)	(State)	(ZIP/Postal Code)

United States.
	(Province – if applicable)		(Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐	The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5.	The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

The corporation is authorized to issue 100 common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

Information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

6.	(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐	This document contains additional information as provided by law.

7.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are	06/30/2018.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8.	The true name and mailing address of the individual causing the document to be delivered for filing are

Mogelsvang	Soren
(Last)	(First)	(Middle)	(Suffix)
751 Grant Pl
(Street number and name or Post Office Box information)

Boulder	CO	80302
(City)	(State)	(ZIP/Postal Code)

United States.
(Province – if applicable)		(Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐	This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

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